Second Amendment to
                      Employment Agreement

	The Employment Agreement dated May 16, 2013, as amended by the Amendment dated May 21, 2015 (the "Agreement") by and between ALTAMIRA INSTRUMENTS, INC, a Delaware corporation (the "Company"), and BROOKMAN P. MARCH, who resides at 105 Cambridge Court, Harwick, Pennsylvania 15049 ("March") is hereby amended to provide the term of employment is extended through June 30, 2016, and that the compensation of March to be paid by the Company for the performance of his duties set forth in Paragraph 3 for the year ending June 30, 2015, shall be at the rate of $140,000 per annum and for the year ending June 30, 2016 shall be the greater of (i) $142,800, or (ii) an amount which represents the same percentage increase in the Consumer Price Index for the year ending June 30, 2015 from June 30, 2014 ; and at the sole and absolute discretion of the Board of Directors, the Company may pay March a bonus in addition in recognition of his services and results of the Company's operation for the twelve month period ending June 30, 2016. All other terms of the Employment Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 9th day of June 2015.

					ALTAMIRA INSTRUMENTS, INC.,

					By /s/ Helena R. Santos
					Name: Helena R. Santos
					Title: CEO

					BROOKMAN P. MARCH
                                        /s/ Brookman P. March
					__________________________